                                                                     Exhibit 3.7



---------------------------------
Use the form and acknowledgement if seeking application for Charter of Incorporation in Mississippi.


                           THE CHARTER OF INCORPORATION OF

                     MCCARTY-HOLMAN CO., INC. JACKSON MISSISSIPPI
                     --------------------------------------------
1.  The corporate title of said company is MCCARTY-HOLMAN CO., INC.
                                           ------------------------
2.  The name of the incorporators are:
    PAUL CHAMBERS              Post Office JACKSON, MISSISSIPPI
    --------------------------             --------------------
    E.L. TRENHOLM              Post Office JACKSON, MISSISSIPPI
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------
                               Post Office
    --------------------------             --------------------

3.  The domicile is at JACKSON, MISSISSIPPI.
                       --------------------

4.  Amount of capital stock and particulars as to class or classes thereof:


    $1,000,000,000, all of one class, being common stock.


5. Number of shares for each class and par value thereof: 10,000 SHARES OF THE PAR VALUE of $100.00 per share, all of one class, being common stock.


6.  The period of existence (not to exceed fifty years) is FIFTY (50) YEARS.

7.    The purpose for which it is created:

      To engage generally in the wholesale and retail mercantile business, and to that end to buy, trade for and otherwise acquire, to own, use, keep and store, and to sell, trade and otherwise dispose of, all kinds of goods, wares and merchandise, and all kinds of furniture, fixtures and equipment used in and about wholesale and retail stores, and to buy, lease, trade, for or otherwise acquire, to own, lease and use, and to sell, mortgage, hypothecate or otherwise dispose of, such real and personal property as may be necessary or useful in the conduct of said business, and generally to enter into contracts and do and perform such other acts as may incidental thereto.





      The rights and powers that may be exercised by this corporation, in addition to the foregoing, are those conferred by Chapter 100, Code of Mississippi of 1930, and amendments thereto.

8. Number of Shares of each class to be authorized and paid for before the corporation may begin business.

      100 shares of common stock.



                                          /s/ Paul Chambers
                                          ---------------------
                                          /s/ E. L. Trenholm
                                          ---------------------

                                          ---------------------

                                          ---------------------
                                            Incorporators

                        ACKNOWLEDGEMENT

STATE OF MISSISSIPPI    )
COUNTY OF HINDE         )

    This day personally appeared before me, the undersigned authority IN AND FOR SAID COUNTY AND STATE, THE ABOVE-NAMED PAUL CHAMBERS AND E.L. TRENHOLM, incorporators of the corporation known as the MCCARTY-HOLMAN CO., INC., WHO SEVERALLY acknowledged that (he) (they) signed and executed the above and foregoing articles of incorporation as (his) (their) act and deed on the 24TH day of MARCH, 1949.



                        /S/ [ILLEGIBLE]
                        --------------------------
                        NOTARY PUBLIC


                        My commission expires: JAN 18, 1953


STATE OF MISSISSIPI     )
COUNTY OF __________    )

    This day personally appeared before me, the undersigned authority incorporators of the corporation known as the
who acknowledged that (he) (they) signed and executed the above and foregoing
articles of incorporation as (his) (their) act and deed on this the      day of
                 , 194


STATE OF MISSISSIPPI    )
COUNTY OF ________      )

    This day personally appeared before me, the undersigned authority incorporators of the corporation known as the
             who acknowledged that (he) (they) signed and executed the above foregoing articles of incorporation as (his) (their) act and deed on the
day of               , 194   .

    Received at the office of the Secretary of State this the 24TH MARCH, A.D., 1949, together with the sum of $500.00 deposited to cover the recording fee, and referred to the Attorney General for his opinion.

                   /S/ [ILLEGIBLE]
                   ---------------------------
                         Secretary of State

                   Jackson, Miss. MARCH 24TH, 1949

    I have examined the charter of incorporation and am of the opinion that it is not violative of the Constitution and laws of the state, or of the United States.

                   /S/ [ILLEGIBLE]
                   ----------------------------
                               Attorney General
                   By:  /S/ [ILLEGIBLE]
                        --------------------------
                        Assistant Attorney General

Note: In case all incorporators are together when acknowledgement is taken, one acknowledgement will be sufficient.

                              State of Mississippi
                                EXECUTIVE OFFICE
                                [Graphic Omitted]
                                     JACKSON

               The within and forgoing Chapter of Incproration of

                            McCARTY-HOLMAN, CO., INC.

is hereby approved.

                                       In testimony whereof, I have hereunto set
                                          my hand and caused the Great Seal of
                                          the State of Mississippi to be affixed
                                          this Twenty-fourth day of
                                          March, 1949.

[Seal]

                                        /s/ [Illegible]
                                        -------------------------------
                                                               Governor

                                        By the Governor

                                        /s/ [Illegible]
                                        -------------------------------
                                                     Secretary of State


Recorded in the Secretary of State's Office this the twenty-fifth day of March, 1949.

                              State of Mississippi

                                [Graphic Omitted]

                          Office of Secretary of State

                                     Jackson

                            CERTIFICATE OF AMENDMENT

                                       OF

                            MCCARTY-HOLMAN CO., INC.

      The undersigned, as Secretary of State of Mississippi, hereby certifies that duplicate originals of Articles of Amendment to the Articles of Incorporation of the above corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

      ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation and attaches hereto a duplicate original of the Articles of Amendment.


                              Given under my hand and Seal of Office,
                              This the 26th day of June 1986.
     [Seal]
                              /s/ Dick Molpus
                              SECRETARY OF STATE.

                                                              FILED
                                                          JUN 26, 1986
                                                           Dick Molpus
                                                            SECRETARY
                                                            OF STATE

                          (TO BE EXECUTED IN DUPLICATE)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            McCARTY-HOLMAN CO., INC.

      Pursuant to the provisions of Section 61 of Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of this corporation is McCarty-Holman Co., Inc.

      SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on June 25, 1986 in the manner prescribed by the Mississippi Business Corporation Act:

                               (Insert Amendment)

                  "The corporation elects not to be governed by the Mississippi Shareholder Protection Act, Mississippi Code Annotated Section 79-25-1."

      THIRD: The number of shares of the corporation outstanding at the time of such adoption was 6650 and the number of shares entitle to vote thereon was 6650.

      FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

      Class             (Note 1)          Number of Shares

                  None

      FIFTH: The number of shares voted for such amendment was 6013 and the number of shares voted against such amendment was 0.

      SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment; respectively was:

                                          Number of Shares Voted
      Class             (Note 1)          For         Against

                          None

      SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (Note 2)

                                    No Change

      EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital (expressed in dollars) as changed by such amendment, are as follows: (Note 2)

                                    No Change

      Dated June 25, 1986                        McCarty-Holman Co., Inc.
                                                -------------------------
                                                 (Exact Corporate Title)

                                                By /s/ W.H. Holman, Jr.
                                                   ------------------------
                                                   Its President

Notes 1. If inapplicable, insert "None",
      2. If inapplicable, insert "No Change".

                                                By /s/ Roger P. Friou
                                                   ------------------------
                                                   Its Secretary

      STATE OF MISSISSIPPI          }
                                    }     SS.
      COUNTY OF HINDS               }

            I, Lora Dean, a notary public, do hereby certify that on this 25th day of June, 1986, personally appeared before me W.H. Holman, Jr., who, being by me first duly sworn, declared that he is the President of McCarty-Holman Co., Inc., that he executed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                                /s/ Lora Dean
                                            ----------------------
                                                Notary Public


      My commission expires My commission expires Sept. 16, 1988
      (NOTARIAL SEAL)

      STATE OF MISSISSIPPI          }
                                    }     SS.
      COUNTY OF HINDS               }

            I, Lora Dean, a notary public, do hereby certify that on this 25th day of June, 1986, personally appeared before me Roger P. Frion, who, being by me first duly sworn, declared that he is the Secretary of McCarty-Holman Co., Inc., that he executed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

                                                /s/ Lora Dean
                                            ----------------------
                                                Notary Public


      My commission expires My commission expires Sept. 16, 1988
      (NOTARIAL SEAL)

                              ARTICLES OF AMENDMENT

                                     PROFIT

      The undersigned corporation, pursuant to Section 79-4-10.06 of the Mississippi Code of 1972, hereby executes the following document and sets forth

      1.    The name of the corporation is McCarty-Holman Co., Inc.

      2. The text of the amendment adopted to Article 6 is attached as Exhibit "A".

      3.    The amendment was adopted October 16, 1991.

      4. The amendment was adopted by the board of directors without shareholder action, and shareholder action was not required.

      5. The text of the amendment adopted as Article 10 is attached as Exhibit "B".

      6.    The amendment was adopted October 16, 1991.

      7. (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting was:

                                        No. of Votes      No. of Votes
    Designation     No. Outstanding    Entitled to be     Indisputably
     of Shares          Shares              Cast           Represented
    -----------     ---------------    --------------     ------------
   Common stock          6652               6652              5226

            (b) The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

                     Total No. of                Total No. of Votes
   Voting Group     Votes Cast FOR                  Cast AGAINST
   ------------     --------------                  ------------
   Common stock          5226                            -0-

                                                   Time: 8:00 A.M.
                                                  Amount Received:
                                                       $50.00
                                                   Filed 12/12/91
                                                   /s/ [Illegible]
                                                 Secretary of State
                                                State of Mississippi

                                   EXHIBIT "A"

                                       to
                              ARTICLES OF AMENDMENT
                            McCARTY-HOLMAN CO., INC.


      6.    The duration of the corporation is perpetual.

                                   EXHIBIT "B"

                                       to
                              ARTICLES OF AMENDMENT
                            McCARTY-HOLMAN CO., INC.


      10. A director of the corporation shall not be liable to the corporation or its shareholders for money damages for an action taken, or any failure to take action, as a director, except as liability for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation Miss. Code Ann. Ss. 79-4-8.33 (1972), as amended, or, (iv) an intentional violation of criminal law. No amendment or repeal of this Article shall apply to or have any effect on the liability of alleged liability of any director of the corporation for or concerning any action by a director occurring prior to such amendment or repeal.

                                                                     FILED
                                                                  MAR 05 1996
                                                                  ERIC CLARK
                                                                   SECRETARY
                                                                   OF STATE

                           ARTICLES OF SHARE EXCHANGE

      The undersigned corporations, pursuant to the provisions of Section 79-4-11.05 of the Mississippi Business Corporation Act, hereby execute the following Articles of Share Exchange:

                                   ARTICLE ONE

      The Plan of Share Exchange (the "Plan") is annexed hereto as Exhibit A and made a part hereof.

                                   ARTICLE TWO

      As to each corporation, the number of shares of common stock outstanding, being the only class of stock entitled to vote on the approval and adoption of the Plan, are:

                                                             Total Number of
                                          Total Number       Shares Entitled
            Corporation                   outstanding            to Vote

Jitney-Jungle Stores of America, Inc.       12,873                12,873

Southern Jitney Jungle Company               4,910                 4,910

McCarty-Holman Co., Inc.                     6,652                 6,652

Jitney-Jungle Bakery, Inc.                  10,906                10,906

                                  ARTICLE THREE

      As to each corporation, the number of shares voted for and against the Plan respectively:

         Name of                          Total Shares      Total Shares
         Corporation                      Voted For         Voted Against

Jitney-Jungle Stores of America, Inc.     12,870                 0

Southern Jitney Jungle Company             4,900                 0

McCarty-Holman Co., Inc.                   6,651                 0

Jitney-Jungle Bakery, Inc.                10,905                 0

      IN WITNESS WHEREOF each of the undersigned corporations has caused these Articles of Share Exchange to be executed in its name by its president, as of the 5th day of March, 1996.

                                   JITNEY-JUNGLE STORES OF AMERICA, INC.

                                   By: /s/ W. H. Holman, Jr.
                                       -----------------------------------------
                                       Name: W. H. Holman, Jr.
                                       Title: President

                                   SOUTHERN JITNEY JUNGLE COMPANY

                                   By: /s/ W. H. Holman, Jr.
                                       -----------------------------------------
                                       Name: W. H. Holman, Jr.
                                       Title: President

                                   McCARTY-HOLMAN CO., INC.

                                   By: /s/ W. H. Holman, Jr.
                                       -----------------------------------------
                                       Name: W. H. Holman, Jr.
                                       Title: President

                                   JITNEY-JUNGLE BAKERY, INC.

                                   By: /s/ W. H. Holman, Jr.
                                       -----------------------------------------
                                       Name: W. H. Holman, Jr.
                                       Title: President

                             PLAN OF SHARE EXCHANGE

            PLAN OF SHARE EXCHANGE pursuant to Sections 79-4-11.01 et seq. of the Mississippi Business Corporation Act (the "MBCA"), by and between Jitney-Jungle Stores of America, Inc. ("Stores"), Southern Jitney Jungle Company ("Southern"), McCarty-Holman Co., Inc. ("McCarty-Holman") and Jitney-Jungle Bakery, Inc. ("Bakery"), each a Mississippi corporation.

                                   WITNESSETH:

            WHEREAS, JJ Acquisitions Corp. (formerly known as BRS No. 1, Inc.), a Delaware corporation ("JJAC'), Stores, Southern, McCarty-Holman and Bakery have entered into an Agreement and Plan of Exchange and of Merger dated as of November 16, 1995 (the "Merger Agreement"), setting forth certain representations, warranties, covenants and agreements in connection with the transactions therein and herein contemplated;

            WHEREAS, the parties thereto desire to effect the exchange (the "Exchange") of capital stock of each of Southern, McCarty-Holman and Bakery for newly-issued shares of common stock, without par value, of Stores ("Stores Shares") upon the terms hereinafter stated; and

            WHEREAS, the respective Boards of Directors of Stores, Southern, McCarty-Holman and Bakery have by resolution duly approved and adopted the Merger Agreement and this Plan of Share Exchange and directed that the Merger Agreement and this Plan of Share Exchange be submitted to the respective shareholders of each such company for their approval and adoption;

            NOW, THEREFORE, the parties hereto do hereby approve and adopt the following Plan of Share Exchange for the purpose of setting forth the terms and conditions of the Exchange and the mode of carrying the same into effect.

      1.01 Effective Time of Exchange. The exchange of stock of each of Southern, McCarty-Holman and Bakery for Stores Shares shall become effective on the Closing Date immediately prior to the Merger Effective Time, or at such other time as is permissible in accordance with the provisions of Sections 79-4-11.01 et seq. of the MBCA and as JJAC and the Companies shall agree should be specified in the Articles of Share Exchange, but in no event before the satisfaction or, if permissible, waiver of all the conditions set forth in Articles Seven and Eight of the Merger Agreement. The time and date as of which the Exchange becomes effective is herein referred to as the "Exchange Effective Time."

      1.02 Effect of the Exchange. As of the Exchange Effective Time:

            (a) All of the outstanding shares of capital stock of each of Southern, McCarty-Holman and Bakery shall be simultaneously transferred to Stores, which shall continue its corporate existence and be the acquiring corporation after the Exchange (sometimes hereinafter referred to as the "Acquiring Corporation"). The former holders of such shares shall be entitled only to such exchange rights as are provided in the Articles of Share Exchange and this Plan of Share Exchange. Such Exchange shall be pursuant to the provisions of, and with the effect provided in, the MBCA. The separate corporate existence of each of Southern, McCarty-Holman and Bakery shall continue with all of the outstanding shares of the capital stock of each of Southern, McCarty-Holman and Bakery to be held by the Acquiring Corporation. As of the Exchange Effective Time and thereafter, the Acquiring Corporation, without any order or other action on the part of any court or otherwise, shall possess all of the rights, privileges and powers as the holder of all capital stock of each of Southern, McCarty-Holman and Bakery.

            (b) The respective articles of incorporation of Southern, McCarty-Holman and Bakery in effect immediately prior to the Exchange Effective Time shall thereafter continue in full force and effect as the respective articles of incorporation of Southern, McCarty-Holman and Bakery, until further amended as provided by law.

            (c) The respective bylaws of Southern, McCarty-Holman and Bakery in effect immediately prior to the Exchange Effective Time shall thereafter continue in full force and effect as the respective bylaws of Southern, McCarty-Holman and Bakery, until amended as provided by law.

            (d) The respective directors of Southern, McCarty-Holman and Bakery immediately prior to the Exchange Effective Time shall each remain the directors of each such corporation after the Exchange Effective Time, with each such director to serve until his or her respective successor is duly elected and qualified subject to the bylaws thereof. Subject to the respective authority of the board of directors of each of Southern, McCarty-Holman and Bakery, the respective officers of such corporations immediately prior to the Exchange Effective Time shall remain the officers of such corporations after the Exchange Effective Time.

      1.03 Exchange of Shares. The mode of carrying into effect the Exchange and the manner and basis of transferring and exchanging the shares of each of Southern, McCarty-Holman and Bakery for Stores Shares, shall be as follows:

            (a) The Companies Common Stock. Upon the Exchange Effective Time, each share of the common stock of each of Southern, McCarty-Holman and Bakery (the "Companies Common Stock") issued and outstanding at the Exchange Effective Time (other than Exchange Dissenting Shares, as defined below) shall be automatically converted by the Exchange, without any action on the part of the holder thereof, into and represent the right to receive Stores Shares as follows:

            (i) Each one (1) share of common stock of Southern shall be exchanged for 0.744 Stores Shares;

            (ii) Each one (1) share of common stock of McCarty-Holman shall be exchanged for 0.534 Stores Shares; and

            (ii) Each one (1) share of common stock of Bakery shall be exchanged for 0.026 Stores Shares.

      1.04 Payment of Exchange Consideration. As of the Exchange Effective Time, each share certificate that represented as of the Exchange Effective Time shares of the Companies Common Stock shall be deemed to be transferred to Stores on the respective shareholder registers of Southern, McCarty-Holman, Bakery, and shall thereafter be void and of no effect to the Shareholders except as evidence of the right to receive Stores Shares as described herein (other than Exchange Dissenting Shares, as defined below, which shall represent only such rights as are provided by law or the Merger Agreement).

      1.05 Dissenting Shares. Notwithstanding anything herein or in the Merger Agreement to the contrary, shares of Companies Common Stock issued and outstanding immediately prior to the Exchange Effective Time and held by a holder (if any) who has exercised the right to demand payment for fair value of such shares in accordance with Sections 794-13.01 et seq. of the MBCA (the "Exchange Dissenting Shares"), shall not be converted into a right to receive Stores Shares (or the Merger Consideration payable in respect thereof following the Merger Effective Time) unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Merger Effective Time, such holder fails to perfect or loses any such right to payment or appraisal, then as of the later of the Merger Effective Time or the occurrence of such event, such holder shall then be entitled to the right to receive only the Merger Consideration payable with respect to the number of Stores Shares which such holder would have had the right to receive in the Exchange in accordance with the provisions of the Merger Agreement and hereof had such holder not exercised his dissenters' rights.

      1.06 No Further Transfers. As of the Exchange Effective Time, each share certificate that represented as of the Exchange Effective Time shares of the Companies Common Stock shall be deemed to be transferred to Stores on the respective shareholder registers of Southern, McCarty-Holman and Bakery, and shall thereafter be void and of no effect to the Shareholders except as evidence of the right to receive Stores Shares.

      1.07 Authorized Actions. The Boards of Directors and the proper officers of the Companies, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Share Exchange or of the Exchange herein provided for.

      1.08 Definitions. As used herein, the following terms shall have the following meanings:

            (a) "Closing Date" means the earliest day on which all of the conditions set forth in Articles Seven and Eight of the Merger Agreement are fulfilled or waived (subject to applicable law), or such other date and at such other time as the parties to the Merger Agreement may agree in writing.

            (b) "Companies" means Stores, Southern, McCarty-Holman and Bakery.

            (c) "Merger" means the Merger of JJAC with and into Stores pursuant to the Merger Agreement.

            (d) "Merger Consideration" means the consideration to be paid to each Shareholder in connection with the Merger.

            (e) "Merger Effective Time" means the time and date as of which the Merger becomes effective.

            (f) "Shareholders" means the shareholders of each of the Companies prior to the Exchange Effective Time and of Stores thereafter but prior to the Merger Effective Time.

      1.09 Index of other Definitions. The following terms are defined herein in the sections indicated below:

"Acquiring Corporation" ...................................... Section 1.02(a)
"Bakery" ............................................................ Preamble
"JJAC' .............................................................. Recitals
"Companies Common Stock" .................................... Section 1.03 (a)
"Exchange" .......................................................... Recitals
"Exchange Dissenting Shares" .................................... Section 1.05
"Exchange Effective Time" ....................................... Section 1.01
"MBCA" .............................................................. Preamble
"McCarty-Holman" .................................................... Preamble
"Merger Agreement" .................................................. Recitals
"Stores" ............................................................ Preamble
"Stores Shares" ..................................................... Recitals
"Southern" .......................................................... Preamble

                  OFFICE OF THE MISSISSIPPI SECRETARY OF STATE

                                  March 5, 1996

VIA TELECOPIER (212)308-2041

Mr. R. Barry Cannada
c/o Dechert Price & Rhoads
477 Madison Avenue
New York, NY 10022-5891

      Re:   Jitney-Jungle Transactions
            Confirmation of Filings

Dear Mr. Cannada:

      This will confirm that today, March. 5, 1996, the documents described below were properly filed with this office at the respective times indicated:

      1. Articles of Amendment to the Articles of Incorporation of Jitney-Jungle Stores of America, Inc., at 8:15 a.m., CST;

      2. Articles of Share Exchange of Jitney-Jungle Stores of America, Inc., Southern Jitney Jungle Company, McCarty-Holman Co., Inc. and Jitney-Jungle Bakery, Inc., at 12:10 p.m., CST;

      3. Articles of Merger of JJ (Southern), Inc., a Delaware corporation, as the merging corporation, and Southern Jitney Jungle Company, a Mississippi corporation, as the surviving corporation, at 12:25 p.m., CST;

      4. Articles of Merger of JJ (Pump and Save), Inc., a Delaware corporation, as the merging corporation, and Pump and Save, Inc., a Mississippi corporation, as the surviving corporation, at 12:25 p.m., CST;

      5. Articles of Merger of JJ (McCarty-Holman), Inc., a Delaware corporation, as the merging corporation, and McCarty-Holman Co., Inc., a Mississippi corporation, as the surviving corporation, at 12:25 p.m., CST;

Mr. R. Barry Cannada
March 4, 1996
Page 2

      6. Articles of Merger of JJ (Bakery), Inc., a Delaware corporation, as the merging corporation, and Jitney-Jungle Bakery, Inc., a Mississippi corporation, as the surviving corporation, at 12:35 p.m., CST; and

      7. Articles of Merger of JJ Acquisitions Corp., a Delaware corporation, as the merging corporation, and Jitney-Jungle Stores of America, Inc., a Mississippi corporation, as the surviving corporation, at 12:25 p.m., CST.

                                         Sincerely,

                                         Mississippi Secretary of State


                                         By: /s/ Ray Bailey
                                             -----------------------------------
                                             Ray Bailey,
                                             Assistant Secretary of State

                                                                     FILED
                                                                  MAR 05 1996
                                                                ERIC [ILLEGIBLE]
                                                                   SECRETARY
                                                                    OF STATE

                      ARTICLES OF MERGER OR SHARE EXCHANGE
                                     PROFIT

The undersigned corporations, pursuant to Section 79-4-11.05, as amended, hereby execute the following articles of merger and share exchange and set forth:

1. The names of the corporations are McCarty-Holman Co., Inc., a Mississippi corporation (the "Surviving Corporation") and JJ (McCarty-Holman), Inc., a Delaware corporation (the "Merging Corporation")

2.    The plan of merger or share exchange. (Attached)

3.    (Mark appropriate box.)

      ( ) (a) Shareholder approval of the plan of merger was not required.

      (X) (b) If approval of the shareholders of one or more corporations party to the merger or share exchange was required:

                  (i) the designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation were:

                                                 Number of       No. of votes
        Name of                                 outstanding     entitled to be
      Corporation              Designation        shares             cast
      -----------              -----------      -----------     --------------

McCarty-Holman Co., Inc.         Common            6,652            6,652

JJ (McCarty-Holman), Inc.        Common            1,000            1,000

(ii) And either

against the plan by each voting group entitled to vote separately on the plan was:

                                             Total Number of   Total Number of
        Name of                              votes cast FOR   votes cast AGAINST
      Corporation             Voting Group      the plan          the plan
      -----------             ------------   ---------------  ------------------

McCarty-Holman Co., Inc.         Common           6,652            6,652

JJ (McCarty-Holman), Inc.        Common           1,000            1,000

OR

3. b. the total number of undisputed votes cast for the plan separately by each voting group was:

                                                         Total Number of
     Name of                                          Undisputed Votes Cast
   Corporation          Voting Group                      FOR the Plan
   -----------          ------------                  ---------------------

-----------------     -------------------------

-----------------     -------------------------

-----------------     -------------------------

and the number cast for the plan by each voting group was sufficient for approval by that voting group.


McCarty-Holman Co., Inc.
--------------------------------------------------------------------------------
                                 NAME OF CORPORATION


By: W. H. Holman. Jr./President   /s/ W. H. Holman. Jr.
    ----------------------------------------------------------------------------
    PRINTED NAME/CORPORATE TITLE      SIGNATURE


JJ (McCarty-Holman). Inc.
--------------------------------------------------------------------------------
                                 NAME OF CORPORATION

By: Harold O. Rosser, II/President  /s/ Harold O. Rosser, II
    ----------------------------------------------------------------------------
    PRINTED NAME/CORPORATE TITLE      SIGNATURE


--------------------------------------------------------------------------------
                                 NAME OF CORPORATION


By:
    ----------------------------------------------------------------------------
    PRINTED NAME/CORPORATE TITLE      SIGNATURE

NOTE

1. If shareholder approval is required, the plan must be approved by each voting group entitled to vote on the plan by a majority of all votes entitled to be cast by that voting group unless the Act or the articles of incorporation provide for a greater or lesser vote, but not less than a majority of all votes cast at a meeting.

2. The articles cannot be filed unless the corporation(s) has (have) paid all fees and taxes (and delinquencies) imposed by law.

3. The articles must be similarly executed by each corporation that is a party to the merger.

                          AGREEMENT AND PLAN OF MERGER

             McCARTY-HOLMAN CO., INC. AND JJ (McCARTY-HOLMAN), INC.

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement and Plan of Merger"), dated as of March 5, 1996, is made and entered into by and between JJ (McCarty-Holman), Inc., a Delaware corporation (the "Merging Corporation"), and McCarty-Holman Co., Inc., a Mississippi corporation (the "Surviving Corporation") (such Corporations being sometimes collectively referred to hereinafter as the "Constituent Corporations").

                                   WITNESSETH:

      WHEREAS, the Constituent Corporations desire to effect a merger of the Merging Corporation with and into the Surviving Corporation pursuant to provisions of the Mississippi Business Corporation Act (the "MBCA") and the Delaware General Corporation Law (the "DGCL");

      WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have determined that it is advisable and in the best interests of each of the Constituent Corporations that the Merging Corporation merge with and into the Surviving Corporation upon the terms and subject to the conditions herein provided;

      WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation have, by resolutions duly adopted, (a) approved this Agreement and Plan of Merger and directed that it be executed by the undersigned officers and (b) have directed that it be submitted to a vote of the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation, respectively;

      WHEREAS, the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation have approved this Agreement and Plan of Merger;

      NOW THEREFORE, in consideration of the approval of the agreements herein contained, the parties agree that the Merging Corporation shall be merged with and into the Surviving Corporation, and that the terms and conditions of such merger shall be as hereinafter set forth.

                                  I. THE MERGER

      1.1. Surviving Corporation. Subject to the terms and provisions of this Agreement and Plan of Merger, and in accordance with the MBCA and the DGCL, at the Effective Time (as defined in Section 1.8 hereof) the Merging Corporation shall be merged with and into the Surviving Corporation (the "Merger"). The Surviving Corporation shall be the surviving corporation of the Merger and shall continue its corporate existence under the laws of the State of Mississippi. At the Effective Time the separate corporate existence of the Merging Corporation shall cease.

      1.2. Registered Office of Surviving Corporation. The Surviving Corporation's registered office in the State of Mississippi is located at 1770 Ellis Avenue, Suite 200, County of Hinds, Jackson, Mississippi 39204, and the name of its registered agent in the State of Mississippi is W. H. Holman, Jr.

      1.3. Effects of the Merger. At the Effective Time, the Merger shall have the effects provided for herein and in Section 79-4-11.06 of the MBCA and Sections 252 and 259 of the DGCL.

      1.4. Articles of Incorporation. As of the Effective Time, the Amended and Restated Articles of Incorporation attached hereto as Exhibit A shall become the Amended and Restated Articles of Incorporation of the Surviving Corporation (the "Articles of Incorporation") until thereafter duly altered, amended or repealed in accordance with the provisions thereof and applicable law.

      1.5. By-Laws. As of the Effective Time, the By-Laws of the Surviving Corporation as in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation (the "By-Laws") until thereafter duly altered, amended or repealed in accordance with the provisions thereof, the Articles of Incorporation and applicable law.

      1.6. Directors of the Surviving Corporation. At the Effective Time, the directors of JJ (McCarty-Holman), Inc. immediately prior to the Merger shall become the directors of the Surviving Corporation and each such person shall serve as a director of the Surviving Corporation until his successor is duly elected and qualified in the manner provided in the By-Laws or as otherwise provided by law or until his earlier death, resignation or removal in the manner provided in the By-Laws or as otherwise provided by law.

      1.7. Officers of the Surviving Corporation. At the Effective Time, each person who is an officer of the Surviving Corporation immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such person to hold the same office in the Surviving Corporation, in accordance with the By-Laws, as he or she held in the Surviving Corporation immediately prior to the Effective Time.

      l.8. Effective Time. The Merger shall become effective upon filing (the "Effective Time"), provided that a certificate of merger has been filed with the Secretary of State of the State of Delaware in accordance with Section 252 of the DGCL and articles of merger have been filed with the Secretary of State of the State of Mississippi in accordance with the provisions of Section 79-4-11.05 of the MBCA.

            II. MANNER AND BASIS OF' EXCHANGING OR CONVERTING SHARES

      2.1. Capitalization of Constituent Corporations.

            (a) The present capitalization of the Surviving Corporation consists of 10,000 shares of Common Stock, par value $100.00 per share ("Surviving Corporation Common Stock"), 6,652 shares of which are issued and outstanding.

            (b) The present capitalization of the Merging Corporation consists of 1,000,000 shares of Common Stock, par value $.01 per share ("Merging Corporation Common Stock"), 1,000 shares of which are issued and outstanding and 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which is issued and outstanding.

      2.2. Exchange or Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all of the shares of Merging Corporation Common Stock shall be cancelled and all of the Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall remain as fully paid and nonassessable shares of Surviving Corporation Common Stock.

      2.3. Effect of Conversion. At and after the Effective Time, each share certificate which immediately prior to the Effective Time represented outstanding shares of

Surviving Corporation Common Stock (a "Surviving Corporation Certificate") shall be deemed for all purposes to evidence ownership of, and to represent, the number of shares of Surviving Corporation Common Stock represented by such certificates immediately prior to the Effective Time pursuant to Section 2.2 hereof. The registered owner of any Surviving Corporation Certificate outstanding immediately prior to the Effective Time as such owner appears in the books and records of the Surviving Corporation immediately prior to the Effective Time, shall, until the Surviving Corporation Certificate is surrendered for transfer or exchange, have and be entitled to exercise any voting and other rights with respect to and, subject to Section 2.4 hereof, to receive any dividends or other distributions on the shares of Surviving Corporation Common Stock.

      2.4. Surrender of Certificates. The holder of a Merging Corporation Certificate shall surrender the Merging Corporation Certificate after the Effective Time to the Surviving Corporation for cancellation.

      2.5. Effect of Dissenters' Rights. All shares of stock of the Constituent Corporations have been voted in favor of the Merger; therefore, no shareholders are entitled to elect dissenters rights.

                      III. APPROVAL: AMENDMENT: TERMINATION

      3.1. Approval. This Agreement and Plan of Merger has been approved by the shareholders of the Surviving Corporation pursuant to Section 79-4-11.03 of the MBCA and by the shareholders of the Merging Corporation pursuant to Section 251
(c) of the DGCL

      3.2. Abandonment. At any time prior to the Effective Time, this Agreement and Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of either of the Constituent Corporations, or both, notwithstanding approval of this Agreement and Plan of Merger by the shareholders of the Merging Corporation and the shareholders of the Surviving Corporation.

      3.3. Amendment. This Agreement and Plan of Merger may be amended, modified or supplemented by written agreement of the Constituent Corporations at any time prior to the Effective Time, except as provided in Section 251(d) of the DGCL.

                                IV. MISCELLANEOUS

      4.1. Additional Actions.

            (a) Subject to Section 3.3 hereof, if either party hereto shall so request prior to the Effective Time, the other party hereto shall from time to time and at any reasonable time execute and deliver to the other party such other and further documents, instruments and assurances and take such other actions as may be reasonably necessary, appropriate or convenient in order to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby.

            (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that the execution and delivery of any further documents, instruments or assurances or the taking of any other actions may be necessary, appropriate or convenient to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Merging Corporation acquired or to be acquired by reason of, or as a result of, the Merger or (ii) otherwise carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby, the Merging Corporation and its proper officers and directors shall be deemed to have granted hereby to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such documents, instruments and assurances and to take all actions necessary, appropriate or convenient to vest, perfect or confirm title to and the possession of such property or rights in the Surviving Corporation and otherwise to carry out the purpose and intent of this Agreement and Plan of Merger and the transactions contemplated hereby and the proper officers and directors of the Surviving Corporation are hereby fully authorized in the name of the Merging Corporation or otherwise to take any and all such action.

      4.2. Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement and Plan of Merger, shall be deemed to have been duly given when delivered to the addressees at the addresses specified below:

            (a)   If to the Merging Corporation:

                        JJ (McCarty-Holman), Inc.
                        126 East 56th Street
                        29th Floor
                        New York, NY 10022
                        Attention: Harold O. Rosser II, President

            (b)   If to the Surviving Corporation:

                        McCarty-Holman Co., Inc.
                        1770 Ellis Avenue
                        Suite 200
                        Jackson, MS 39204
                        Attention: W. H. Holman, Jr.

or to such other address or addresses as either party may from time to time designate as to itself by like notice.

      4.3. Waiver. The Merging Corporation, on the one hand, and the Surviving Corporation, on the other hand, by written notice to the other, may waive, modify or extend the time for performance of any of the obligations or other actions of the other under this Agreement and Plan of Merger; provided, however, that neither party may without the consent of the other make or grant such extension of time, waiver or modification of performance with respect to its own obligations hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement and Plan of Merger shall be deemed to constitute a waiver of either party's rights hereunder and shall not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

      4.4. Entire Agreement. This Agreement and Plan of Merger supersedes any other agreement, whether written or oral, that may have been made or entered into by the Merging Corporation or the Surviving Corporation (or by any director, officer or representative of such parties) relating to the matters contemplated hereby. This Agreement and Plan of Merger constitutes the entire agreement by and between the parties on the subject hereof and there are no agreements or commitments except as expressly set forth herein.

      4.5. Limitations on Rights of the Parties. Nothing expressed or implied in this Agreement and Plan of Merger is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement and Plan of Merger or any transaction contemplated hereby.

      4.6. Applicable Law. This Agreement and Plan of Merger and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Mississippi, without giving effect to the principles of conflict of laws thereof, except to the extent that the effectiveness of the Merger may be subject to specific requirements of Delaware law.

      4.7. Execution in Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      4.8. Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement and Plan of Merger.

      4.9. Partial Invalidity. If any term or provision of this Agreement and Plan of Merger or the application thereof to any party or circumstance shall, to any extent, be held invalid and unenforceable, the remainder of this Agreement and Plan of Merger, or the application of such term or provision to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement and Plan of Merger shall be valid and enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the Merging Corporation and the Surviving Corporation have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers as of the date first above written.

                                        MERGING CORPORATION:

                                        JJ (McCARTY-HOLMAN), INC., a
                                        Delaware corporation


                                        By:  /s/Harold D. Rosser
                                             ----------------------------------
                                             Name:  Harold D. Rosser
                                             Title: President


                                        SURVIVING CORPORATION:

                                        McCARTY-HOLMAN CO., INC., a
                                        Mississippi corporation


                                        By:  /s/W.H. Holman, Jr.
                                             ----------------------------------
                                             Name:  W.H. Holman, Jr.
                                             Title: President

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            McCARTY-HOLMAN CO., INC.

      FIRST: The name of the corporation is McCarty-Holman Co., Inc.

      SECOND: The corporation is authorized to issue 10,000 shares of Common Stock, par value of $100.00 per share. Shareholders shall not have the right to cumulate their votes for directors nor shall the shareholders be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two (2) or more candidates.

      THIRD: The street address of the corporation's registered office is 453 North Mill Street, Jackson, Mississippi 39202, and the name of its registered agent at that office is W. H. Holman, Jr.

      FOURTH: A director of the corporation will not be liable to the corporation or to its shareholders for monetary damages for any action taken, or any failure to take action, as a director, except liability for: (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 79-4-8.33 of the Mississippi Code of 1972, as amended; or
(iv) an intentional violation of criminal law. If the Mississippi Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Mississippi Business Corporation Act, as so amended. Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      FIFTH: Provisions with respect to indemnification are as follows:

      (A) Definitions. In this article:

      (1) "corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction;

      (2) "director" means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered to be serving an employee benefit plan at the involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director;

      (3) "expenses" include counsel fees;

      (4) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

      (5) "official capacity" means: (i) when used with respect to a director, the office of director in the corporation; and (ii) when used with respect to an individual other than a director as contemplated in Section (G) hereof, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. As used herein, "official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise;

      (6) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

      (7) "proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

      (B) Authority to Indemnify. (a) Except as provided in subsection (d) hereof, the corporation shall indemnify any individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

      (1) He conducted himself in good faith; and

      (2) He reasonably believed:

            (i) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and

            (ii) In all other cases, that his conduct was at least not opposed to its best interests; and

      (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(ii) of Section (B) hereof.

      (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

      (d) The corporation may not indemnify a director under this section:

            (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

            (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

      (C) Mandatory Indemnification. Unless otherwise limited by these articles of incorporation, the corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

      (D) Advance for Expenses. (a) The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

            (1) The director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in subsection 2 of Section (B) hereof;

            (2) The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it shall be ultimately determined that he did not meet the standard of conduct; and

            (3) A determination shall be made that the facts then known to those making the determination would not preclude indemnification under this article.

      (b) The undertaking required by subsection (a) (2) of Section (D) hereof must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

      (c) Determination and authorizations of payments under this section shall be made in the manner specified In Section (F) hereof.

      (E) Court Ordered Indemnification. Unless these articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

      (F) Determination and Authorization of Indemnification. (a) The corporation may not indemnify a director under Section (B) hereof unless authorized in the specific case after a determination has been made that indemnification of the director shall be permissible in the circumstances because he has met the standard of conduct set forth In Section (B) hereof.

      (b) The determination shall be made:

            (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

            (2) If a quorum cannot be obtained under subsection (b)(1) of Section (F) hereof, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding;

            (3)   By special legal counsel:

                  (i) Selected by the board of directors or its committee in the manner prescribed in subsection (b)(1) or (b)(2) of Section (F) hereof; or

                  (ii) If a quorum of the board of directors cannot be obtained under subsection (b)(1) of Section (F) hereof and a committee cannot be designated under subsection (b)(2) of Section (F) hereof, selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or

            (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

      (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification shall be permissible, except that if the determination shall be made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) of Section (F) hereof to select counsel.

      (d) The corporation agrees to submit requests for indemnification or advancement of expenses to the board of directors of the corporation or to the shareholders of the corporation, as applicable, within a reasonable time after the director requests in writing that the corporation indemnify the director or advance expenses to him.

      (G) Indemnification of Officers, Employees and Agents. Unless otherwise provided herein:

      (1) An officer of the corporation who is not a director shall be entitled to mandatory indemnification under Section (C) hereof, and shall be entitled to apply for court-ordered indemnification under Section (E) hereof, in each case to the same extent as a director;

      (2) The corporation shall indemnify and advance expenses under this article to an officer of the corporation who is not a director to the same extent as to a director; and

      (3) The corporation shall also indemnify and advance expenses to an officer who is not a director to the extent, consistent with public policy, that may be provided by the articles of incorporation, bylaws, general or specific action of the board of directors or contract.

      (H) Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against such liability under Sections (B) or (C) hereof or applicable law.

      (I) Application of Article. (a) Unless these articles of incorporation provide otherwise, any authorization of indemnification in the articles of incorporation or the bylaws shall not be deemed to prevent the corporation from providing the indemnity permitted or mandated by applicable law.

      (b) The board of directors of the corporation shall have power to make any further indemnity, including advance of expenses, to and to enter contracts of indemnity with any director, officer, employee or agent, except an indemnity against his gross negligence or willful misconduct. Any determination as to any further indemnity shall be made in accordance with subsection (b) of Section (F) hereof. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

      (c) The corporation shall pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding when his appearance as a witness is in connection with his serving as a director of the corporation.

      (J) Right to Bring Action to Enforce. The rights to indemnification and to the advancement of expenses conferred under this article shall be contract rights. If a claim under this article is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the director making such claim may at any time thereafter being suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the director shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the director has not met the standards of conduct which make it permissible under this article or the laws of the State of Mississippi for the corporation to indemnify the director for the amounts claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the director shall be proper in the circumstances because he has met the applicable standard of conduct set forth under the laws of the State of Mississippi or under these articles of incorporation, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its shareholders) that the director had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director had not met the applicable standard of conduct.

      Dated: March 5, 1996.

                                        McCARTY-HOLMAN CO., INC.


                                        By:  /s/W.H. Holman, Jr.
                                             ----------------------------------
                                             W.H. Holman, Jr., Chairman and CEO